Exhibit 99.1

FOR IMMEDIATE RELEASE

October 25, 2018

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2018 THIRD QUARTER FINANCIAL RESULTS AND NARROWS 2018 FULL YEAR EARNINGS GUIDANCE RANGE

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended September 30, 2018 and 2017:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $171.7 million, or $1.84 per diluted share, during the third quarter of 2018 as compared to $141.2 million, or $1.47 per diluted share, during the comparable quarter of 2017.  Net revenues increased 4.2% to $2.65 billion during the third quarter of 2018 as compared to $2.54 billion during the third quarter of 2017.

For the three-month period ended September 30, 2018, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), was $208.8 million, or $2.23 per diluted share, as compared to $143.4 million, or $1.49 per diluted share, during the third quarter of 2017.

Included in our reported and our adjusted net income attributable to UHS during the third quarter of 2018, is a pre-tax unrealized gain of $10.5 million, or $.09 per diluted share (included in “Other (income) expense, net”), resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2018, is a net aggregate unfavorable after-tax impact of $37.1 million, or $.39 per diluted share, substantially all of which resulted from an unfavorable after-tax impact of $36.6 million, or $.39 per diluted share, resulting from a $48.0 million pre-tax increase in the reserve established in connection with the discussions with the Department of Justice (“DOJ Reserve”), as discussed below.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2017, is a net aggregate unfavorable after-tax impact of $2.1 million, or $.02 per diluted share, consisting of: (i) an unfavorable after-tax impact of $2.6 million, or $.03 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals, partially offset by; (ii) a favorable after-tax impact of $487,000, or $.01 per diluted share, resulting from our January 1, 2017 adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), was $377.7 million during the third quarter of

2018 as compared to $363.4 million during the third quarter of 2017.  Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of the above-mentioned $48.0 million pre-tax increase in the DOJ Reserve and $11.4 million of other income, net, was $414.3 million during the third quarter of 2018 as compared to $363.4 million during the third quarter of 2017.

Consolidated Results of Operations, As Reported and As Adjusted  – Nine-month periods ended September 30, 2018 and 2017:

Reported net income attributable to UHS was $621.6 million, or $6.60 per diluted share, during the nine-month period ended September 30, 2018 as compared to $532.7 million, or $5.50 per diluted share, during the comparable period of 2017.  Net revenues increased 3.2% to $8.02 billion during the first nine months of 2018 as compared to $7.77 billion during the first nine months of 2017.

For the nine-month period ended September 30, 2018, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $674.3 million, or $7.16 per diluted share, as compared to $535.8 million, or $5.53 per diluted share, during the comparable nine-month period of 2017.

Included in our reported and our adjusted net income attributable to UHS during the first nine months of 2018, is a pre-tax unrealized gain of $18.5 million, or $.15 per diluted share (included in “Other (income) expense, net”), resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2018, is a net aggregate unfavorable after-tax impact of $52.6 million, or $.56 per diluted share, consisting of: (i) an unfavorable after-tax impact of $53.7 million, or $.57 per diluted share, resulting from a $70.4 million pre-tax increase in the DOJ Reserve, as discussed below, partially offset by; (ii) a favorable after-tax impact of $1.1 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2017, is a net aggregate unfavorable after-tax impact of $3.1 million, or $.03 per diluted share, consisting of: (i) an unfavorable after-tax impact of $11.7 million, or $.12 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals, partially offset by; (ii) a favorable after-tax impact of $8.6 million, or $.09 per diluted share, resulting from our adoption of ASU 2016-09.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), was $1.264 billion during the first nine months of 2018 as compared to $1.262 billion during the first nine months of 2017. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of the $70.4 million pre-tax increase in the DOJ Reserve and $26.7 million of other income, net, was $1.308 billion during the nine-month period ended September 30, 2018 as compared to $1.262 billion during the first nine months of 2017.

Acute Care Services – Three and nine-month periods ended September 30, 2018 and 2017:

During the third quarter of 2018, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 1.5% and adjusted patient days increased 4.1%, as compared to the third quarter of 2017. At these facilities, net revenue per adjusted admission increased 6.6% while net revenue per adjusted patient day increased 3.9% during the third quarter of 2018 as compared to the comparable quarter of 2017. Net revenues from our acute care services on a same facility basis increased 6.7% during the third quarter of 2018 as compared to the comparable quarter of the prior year.

During the nine-month period ended September 30, 2018, at our acute care hospitals on a same facility basis, adjusted admissions increased 2.0% and adjusted patient days increased 4.8%, as compared to the comparable period  of 2017. At these facilities, net revenue per adjusted admission increased 4.2% while net revenue per adjusted patient day increased 1.5% during the first nine months of 2018 as compared to the comparable period of 2017. Net revenues from our acute care services on a same facility basis increased 4.5% during the first nine months of 2018 as compared to the comparable period of the prior year.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2018 and 2017:

During the third quarter of 2018, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 4.7% while adjusted patient days increased 0.6% as compared to the third quarter of 2017. At these facilities, net revenue per adjusted admission decreased 1.9% while net revenue per adjusted patient day increased 2.1% during the third quarter of 2018 as compared to the comparable quarter in 2017. On a same facility basis, our behavioral health care services’ net revenues increased 2.5% during the third quarter of 2018 as compared to the third quarter of 2017.

During the nine-month period ended September 30, 2018, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.5% while adjusted patient days increased 0.2% as compared to the comparable period of 2017. At these facilities, net revenue per adjusted admission increased 0.7% while net revenue per adjusted patient day increased 3.0% during the first nine months of 2018 as compared to the comparable period in 2017. On a same facility basis, our behavioral health care services’ net revenues increased 2.8% during the first nine months of 2018 as compared to the comparable period of 2017.

Net Cash Provided by Operating Activities and Share Repurchase Program:

For the nine months ended September 30, 2018, our net cash provided by operating activities was $975 million as compared to $879 million generated during the first nine months of 2017. The $97 million increase was due to: (i) a $98 million favorable change in cash flows from foreign currency forward exchange contracts related to our investments in the U.K; (ii) an $84 million unfavorable change in accounts receivable; (iii) a $65 million favorable change in other working capital accounts resulting primarily from changes in accrued expenses and accounts payable due to timing of disbursements, and; (iv) $18 million of other combined net favorable changes.

In November of 2017, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $1.2 billion from the previous $800 million authorization approved during 2016 and 2014.  Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with our stock repurchase program, during the third quarter of 2018, we have repurchased 940,059 shares at an aggregate cost of approximately $117.9 million (approximately $125 per share).  During the first nine months of 2018, we have repurchased approximately 2.10 million shares at an aggregate cost of $252.0 million (approximately $120 per share). Since inception of the program in 2014 through September 30, 2018, we have repurchased approximately 9.45 million shares at an aggregate cost of $1.09 billion (approximately $115 per share).

Narrowing of 2018 Full Year Earnings Guidance Range:

Based upon the operating trends and financial results experienced during the first nine months of 2018, we are narrowing our estimated range of adjusted net income attributable to UHS for the year ended December 31, 2018 to $9.25 to $9.60 per diluted share as compared to the previously provided range of $9.25 to $9.90 per diluted share.  This revised estimated guidance range decreases the upper end of the previously provided range by 3.0% while the lower end of the range remains unchanged.

This revised estimated earnings guidance range excludes the unfavorable impact of the reserve established in connection with the civil aspects of the government’s investigation of our certain of our behavioral health care facilities (“DOJ Reserve”), as discussed below, and excludes the impact on our provision for income taxes and net income attributable to UHS resulting from of our adoption of ASU 2016-09.

Included in the revised estimated earnings guidance range for the year ended December 31, 2018 is the above-mentioned pre-tax unrealized gain of $18.5 million, or $.15 per diluted share, recorded during the first nine months of 2018 resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.  The revised estimated earnings guidance range for the full year of 2018 assumes no change in the market value of these marketable securities during the fourth quarter of 2018.

In addition, this revised estimated earnings guidance range excludes the impact of future items, if applicable and material, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains/losses on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived and intangible assets, impact of share repurchases and other amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 26, 2018. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  A replay of the call will be available following the conclusion of the live call and will be available for one full year.

DOJ Reserve:

During the three and nine-month periods ended September 30, 2018, we recorded pre-tax increases of approximately $48.0 million and $70.4 million, respectively, to the reserve established in connection with the civil aspects of the government’s investigation of certain of our behavioral health care facilities, increasing the aggregate pre-tax reserve to approximately $90 million as of September 30, 2018.  Changes in the reserve may be required in future periods as discussions with the Department of

Justice continue and additional information becomes available.  We cannot predict the ultimate resolution of this matter and therefore can provide no assurance that final amounts paid in settlement or otherwise, if any, or associated costs, will not differ materially from our established reserve.  Please see Item 1-Legal Proceedings in our Form 10-Q for the quarterly period ended June 30, 2018 for additional disclosure in connection with this matter.

Credit Facilities:

Earlier this week we entered into a sixth amendment to our credit agreement originally dated as of November 15, 2010 to, among other things: (i) increase the aggregate amount of the revolving credit facility by $200 million to $1 billion; (ii) increase the aggregate amount of the tranche A term loan by approximately $290 million to $2 billion, and; (iii) extend the maturity date of the credit agreement from August 7, 2019 to October 23, 2023. We also anticipate adding an additional seven-year tranche B term loan facility in the aggregate principal amount of up to $500 million in the very near future.

Adoption of New Revenue Recognition Standard:

On January 1, 2018, we adopted, using the modified retrospective approach, ASU 2014-09 and ASU 2016-08, “Revenue from Contracts with Customers (Topic 606)” and “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, respectively, which provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The most significant change from the adoption of the new standard relates to our estimation for the allowance for doubtful accounts. Under the previous standards, our estimate for amounts not expected to be collected based upon our historical experience, were reflected as provision for doubtful accounts, included within net revenue. Under the new standard, our estimate for amounts not expected to be collected based on historical experience will continue to be recognized as a reduction to net revenue, however, not reflected separately as provision for doubtful accounts. Under the new standard, subsequent changes in estimate of collectability due to a change in the financial status of a payor, for example a bankruptcy, will be recognized as bad debt expense in operating charges. The adoption of this ASU in 2018, and amounts recognized as bad debt expense and included in other operating expenses, did not have a material impact on our consolidated financial statements.

Tax Cuts and Jobs Act of 2017:

Effective January 1, 2018, our provision for income taxes, net income attributable to UHS, and net income attributable to UHS per diluted share, were favorably impacted by the Tax Cuts and Jobs Act of 2017 which made broad and complex changes to the U.S. tax code including, among other things, reducing the U.S. federal corporate tax rate from 35% to 21%.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected hospital companies, Universal Health Services, Inc. (“UHS”) has built an impressive record of achievement and performance. Growing steadily since its inception into an esteemed Fortune 500 corporation, UHS today has annual revenue exceeding $10 billion. In 2018, UHS was recognized as one of the World’s Most Admired Companies by Fortune; ranked #268 on the Fortune 500; and in 2017, listed #275 in Forbes inaugural ranking of America’s Top 500 Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones: Build or acquire high quality hospitals in rapidly growing markets, invest in the people and equipment needed to allow each facility to thrive, and become the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 83,000 employees and through its subsidiaries operates 350 inpatient acute care hospitals and behavioral health facilities and 32 outpatient and other facilities located in 37 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2017 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2018), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items impacting our net income attributable to UHS, such as, changes in the reserve established in connection with our discussions with the Department of Justice, our adoption of ASU 2016-09, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Reports on Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarterly period ended June 30, 2018. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2018	2017	2018	2017
Net revenues before provision for doubtful accounts		$2,775,790		$8,428,971
Less: Provision for doubtful accounts		233,926		661,893
Net revenues	$2,648,913	2,541,864	$8,017,782	7,767,078

Operating charges:
Salaries, wages and benefits	1,316,710	1,251,528	3,922,832	3,725,786
Other operating expenses	651,442	628,523	1,896,745	1,868,076
Supplies expense	285,201	268,089	867,863	820,242
Depreciation and amortization	112,286	110,217	334,970	334,127
Lease and rental expense	26,110	26,197	79,932	77,413
	2,391,749	2,284,554	7,102,342	6,825,644

Income from operations	257,164	257,310	915,440	941,434
Interest expense, net	39,506	36,956	115,082	108,383
Other (income) expense, net	(11,409)	-	(26,717)	-
Income before income taxes	229,067	220,354	827,075	833,051
Provision for income taxes	54,186	74,992	192,814	286,774
Net income	174,881	145,362	634,261	546,277
Less: Net income attributable to noncontrolling interests	3,135	4,117	12,631	13,583
Net income attributable to UHS	$171,746	$141,245	$621,630	$532,694

Basic earnings per share attributable to UHS (a)	$1.85	$1.48	$6.63	$5.54

Diluted earnings per share attributable to UHS (a)	$1.84	$1.47	$6.60	$5.50

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2018	2017	2018	2017
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$171,746	$141,245	$621,630	$532,694
Less: Net income attributable to unvested restricted share grants	(317)	(81)	(813)	(257)
Net income attributable to UHS - basic and diluted	$171,429	$141,164	$620,817	$532,437

Weighted average number of common shares - basic	92,849	95,246	93,639	96,026

Basic earnings per share attributable to UHS:	$1.85	$1.48	$6.63	$5.54

Weighted average number of common shares	92,849	95,246	93,639	96,026
Add: Other share equivalents	481	731	459	771
Weighted average number of common shares and equiv. - diluted	93,330	95,977	94,098	96,797

Diluted earnings per share attributable to UHS:	$1.84	$1.47	$6.60	$5.50

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended September 30, 2018 and 2017
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	September 30, 2018	revenues	September 30, 2017	revenues
Net income attributable to UHS	$171,746		$141,245
Depreciation and amortization	112,286		110,217
Interest expense, net	39,506		36,956
Provision for income taxes	54,186		74,992
EBITDA net of NCI	$377,724	14.3%	$363,410	14.3%

Other (income) expense, net	(11,409)		-
Increase in DOJ Reserve	47,981		-
Adjusted EBITDA net of NCI	$414,296	15.6%	$363,410	14.3%

Net revenues	$2,648,913		$2,541,864

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2018		September 30, 2017
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$171,746	$1.84	$141,245	$1.47
Plus/minus after-tax adjustments:
Increase in DOJ Reserve, after-tax	36,578	0.39	-	-
Impact of ASU 2016-09	481	-	(487)	(0.01)
EHR depreciation & amortization, after-tax	-	-	2,636	0.03
Subtotal adjustments	$37,059	$0.39	$2,149	$0.02
Adjusted net income attributable to UHS	$208,805	$2.23	$143,394	$1.49

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Nine Months ended September 30, 2018 and 2017
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Nine months ended	% Net	Nine months ended	% Net
	September 30, 2018	revenues	September 30, 2017	revenues
Net income attributable to UHS	$621,630		$532,694
Depreciation and amortization	334,970		334,127
Interest expense, net	115,082		108,383
Provision for income taxes	192,814		286,774
EBITDA net of NCI	$1,264,496	15.8%	$1,261,978	16.2%

Other (income) expense, net	(26,717)		-
Increase in DOJ Reserve	70,432		-
Adjusted EBITDA net of NCI	$1,308,211	16.3%	$1,261,978	16.2%

Net revenues	$8,017,782		$7,767,078

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2018		September 30, 2017
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$621,630	$6.60	$532,694	$5.50
Plus/minus after-tax adjustments:
Increase in DOJ Reserve, after-tax	53,694	0.57	-	-
Impact of ASU 2016-09	(1,056)	(0.01)	(8,619)	(0.09)
EHR depreciation & amortization, after-tax	-	-	11,747	0.12
Subtotal adjustments	$52,638	$0.56	$3,128	$0.03
Adjusted net income attributable to UHS	$674,268	$7.16	$535,822	$5.53

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2018	2017	2018	2017
Net income	$174,881	$145,362	$634,261	$546,277
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	(1,924)	610	(345)	3,547
Foreign currency translation adjustment	(12,323)	983	(15,480)	9,932
Other	0	(2,515)	0	1,645
Other comprehensive income (loss) before tax	(14,247)	(922)	(15,825)	15,124
Income tax expense (benefit) related to items of other comprehensive income (loss)	293	(711)	(82)	1,935
Total other comprehensive income (loss), net of tax	(14,540)	(211)	(15,743)	13,189

Comprehensive income	160,341	145,151	618,518	559,466
Less: Comprehensive income attributable to noncontrolling interests	3,135	4,117	12,631	13,583
Comprehensive income attributable to UHS	$157,206	$141,034	$605,887	$545,883

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$83,721	$74,423
Accounts receivable, net	1,543,348	1,500,898
Supplies	144,471	136,177
Other current assets	169,713	86,504
Total current assets	1,941,253	1,798,002

Property and equipment	8,459,668	7,921,126
Less: accumulated depreciation	(3,623,049)	(3,349,289)
	4,836,619	4,571,837
Other assets:
Goodwill	3,852,851	3,825,157
Deferred charges	6,933	9,787
Deferred income taxes	2,944	3,007
Other	632,985	554,038
Total Assets	$11,273,585	$10,761,828

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$342,425	$545,619
Accounts payable and accrued liabilities	1,435,592	1,284,081
Federal and state taxes	252	18,334
Total current liabilities	1,778,269	1,848,034

Other noncurrent liabilities	319,113	306,304
Long-term debt	3,683,919	3,494,390
Deferred income taxes	46,765	54,962

Redeemable noncontrolling interest	6,389	6,702

UHS common stockholders' equity	5,363,745	4,989,514
Noncontrolling interest	75,385	61,922
Total equity	5,439,130	5,051,436

Total Liabilities and Stockholders' Equity	$11,273,585	$10,761,828

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine months
	ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net income	$634,261	$546,277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	335,002	334,127
Stock-based compensation expense	50,645	42,838
Gain on sale of assets and businesses	(2,513)	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(74,129)	10,090
Accrued interest	(5,808)	(5,747)
Accrued and deferred income taxes	(53,165)	(20,177)
Other working capital accounts	89,157	23,729
Other assets and deferred charges	(37,133)	(21,346)
Other	23,008	(54,664)
Accrued insurance expense, net of commercial premiums paid	69,386	80,814
Payments made in settlement of self-insurance claims	(53,223)	(57,224)
Net cash provided by operating activities	975,488	878,717
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(521,349)	(418,693)
Acquisition of property and businesses	(108,016)	(19,610)
Proceeds received from sales of assets and businesses	13,502	0
Costs incurred for purchase and implementation of information technology applications	(25,487)	(26,401)
Decrease (increase) in capital reserves of commercial insurance subsidiary	100	(3,000)
Investment in, and advances to, joint venture	(13,910)	0
Net cash used in investing activities	(655,160)	(467,704)
Cash Flows from Financing Activities:
Reduction of long-term debt	(99,969)	(143,526)
Additional borrowings	82,400	43,124
Financing costs	(774)	(34)
Repurchase of common shares	(261,256)	(242,870)
Dividends paid	(28,086)	(28,776)
Issuance of common stock	7,737	7,637
Profit distributions to noncontrolling interests	(8,243)	(15,924)
Net cash used in financing activities	(308,191)	(380,369)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,742)	1,485
Increase in cash, cash equivalents and restricted cash	10,395	32,129
Cash, cash equivalents and restricted cash, beginning of period	167,297	121,950
Cash, cash equivalents and restricted cash, end of period	$177,692	$154,079
Supplemental Disclosures of Cash Flow Information:
Interest paid	$114,162	$107,442
Income taxes paid, net of refunds	$247,486	$305,885
Noncash purchases of property and equipment	$88,932	$64,958

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

	% Change	% Change
Same Facility:	Quarter ended	Nine months ended
	9/30/2018	9/30/2018
Acute Care Services
Revenues	6.7%	4.5%
Adjusted Admissions	1.5%	2.0%
Adjusted Patient Days	4.1%	4.8%
Revenue Per Adjusted Admission	6.6%	4.2%
Revenue Per Adjusted Patient Day	3.9%	1.5%

Behavioral Health Care Services
Revenues	2.5%	2.8%
Adjusted Admissions	4.7%	2.5%
Adjusted Patient Days	0.6%	0.2%
Revenue Per Adjusted Admission	-1.9%	0.7%
Revenue Per Adjusted Patient Day	2.1%	3.0%

UHS Consolidated	Third quarter ended		Nine months ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
Revenues	$2,648,913	$2,541,864	$8,017,782	$7,767,078
EBITDA net of NCI	$377,724	$363,410	$1,264,496	$1,261,978
EBITDA Margin net of NCI	14.3%	14.3%	15.8%	16.2%
Adjusted EBITDA net of NCI	$414,296	$363,410	$1,308,211	$1,261,978
Adjusted EBITDA Margin net of NCI	15.6%	14.3%	16.3%	16.2%

Cash Flow From Operations	$346,227	$344,921	$975,488	$878,717
Days Sales Outstanding	54	53	53	51
Capital Expenditures	$151,097	$156,241	$521,349	$418,693

Debt			$4,026,344	$4,040,153
UHS' Shareholders Equity			$5,363,745	$4,865,212
Debt / Total Capitalization			42.9%	45.4%
Debt / EBITDA net of NCI (1)			2.35	2.41
Debt / Adjusted EBITDA net of NCI (1)			2.29	2.41
Debt / Cash From Operations (1)			3.15	3.76

(1) Latest 4 quarters

Universal Health Services, Inc.

Acute Care Hospital Services

For the three and nine months ended

September 30, 2018 and 2017

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2018		September 30, 2017		September 30, 2018		September 30, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,492,502				$4,563,562
Less: Provision for doubtful accounts			204,979				573,331
Net revenues	$1,373,357	100.0%	1,287,523	100.0%	$4,171,735	100.0%	3,990,231	100.0%
Operating charges:
Salaries, wages and benefits	596,731	43.5%	566,107	44.0%	1,762,273	42.2%	1,672,670	41.9%
Other operating expenses	311,462	22.7%	313,200	24.3%	926,659	22.2%	942,115	23.6%
Supplies expense	235,271	17.1%	217,035	16.9%	718,542	17.2%	670,443	16.8%
Depreciation and amortization	68,647	5.0%	64,833	5.0%	207,962	5.0%	194,490	4.9%
Lease and rental expense	14,052	1.0%	14,605	1.1%	43,043	1.0%	43,066	1.1%
Subtotal-operating expenses	1,226,163	89.3%	1,175,780	91.3%	3,658,479	87.7%	3,522,784	88.3%
Income from operations	147,194	10.7%	111,743	8.7%	513,256	12.3%	467,447	11.7%
Interest expense, net	382	0.0%	639	0.0%	1,344	0.0%	2,074	0.1%
Other (income) expense, net	-	—	-	-	(2,498)	(0.1)%	-	-
Income before income taxes	$146,812	10.7%	$111,104	8.6%	$514,410	12.3%	$465,373	11.7%

All Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2018		September 30, 2017		September 30, 2018		September 30, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,521,727				$4,646,083
Less: Provision for doubtful accounts			204,979				573,331
Net revenues	$1,383,050	100.0%	1,316,748	100.0%	$4,232,673	100.0%	4,072,752	100.0%
Operating charges:
Salaries, wages and benefits	596,932	43.2%	566,214	43.0%	1,762,826	41.6%	1,672,909	41.1%
Other operating expenses	320,317	23.2%	342,486	26.0%	988,279	23.3%	1,018,454	25.0%
Supplies expense	235,272	17.0%	217,035	16.5%	718,543	17.0%	670,444	16.5%
Depreciation and amortization	68,647	5.0%	69,062	5.2%	207,962	4.9%	213,417	5.2%
Lease and rental expense	14,052	1.0%	14,605	1.1%	43,043	1.0%	43,066	1.1%
Subtotal-operating expenses	1,235,220	89.3%	1,209,402	91.8%	3,720,653	87.9%	3,618,290	88.8%
Income from operations	147,830	10.7%	107,346	8.2%	512,020	12.1%	454,462	11.2%
Interest expense, net	382	0.0%	639	0.0%	1,344	0.0%	2,074	0.1%
Other (income) expense, net	-	—	-	-	(2,498)	(0.1)%	-	-
Income before income taxes	$147,448	10.7%	$106,707	8.1%	$513,174	12.1%	$452,388	11.1%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets, the impact of the EHR applications (in 2017) and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended June 30, 2018.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of the implementation of EHR applications at our acute care hospitals (in 2017); (iii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iv) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Behavioral Health Care Services
For the three and nine months ended
September 30, 2018 and 2017
(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2018		September 30, 2017		September 30, 2018		September 30, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,214,673				$3,657,858
Less: Provision for doubtful accounts			24,363				83,161
Net revenues	$1,220,393	100.0%	1,190,310	100.0%	$3,673,759	100.0%	3,574,697	100.0%
Operating charges:
Salaries, wages and benefits	643,435	52.7%	617,950	51.9%	1,916,808	52.2%	1,821,961	51.0%
Other operating expenses	236,179	19.4%	235,596	19.8%	700,694	19.1%	702,049	19.6%
Supplies expense	49,233	4.0%	50,043	4.2%	146,960	4.0%	146,609	4.1%
Depreciation and amortization	38,710	3.2%	36,918	3.1%	112,882	3.1%	108,167	3.0%
Lease and rental expense	11,619	1.0%	11,048	0.9%	35,548	1.0%	32,760	0.9%
Subtotal-operating expenses	979,176	80.2%	951,555	79.9%	2,912,892	79.3%	2,811,546	78.7%
Income from operations	241,217	19.8%	238,755	20.1%	760,867	20.7%	763,151	21.3%
Interest expense, net	398	0.0%	428	0.0%	1,235	0.0%	1,590	0.0%
Other (income) expense, net	(1,258)	(0.1)%	-	-	-	—	-	-
Income before income taxes	$242,077	19.8%	$238,327	20.0%	$759,632	20.7%	$761,561	21.3%

All Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2018		September 30, 2017		September 30, 2018		September 30, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,249,585				$3,769,879
Less: Provision for doubtful accounts			25,037				84,649
Net revenues	$1,262,472	100.0%	1,224,548	100.0%	$3,774,551	100.0%	3,685,230	100.0%
Operating charges:
Salaries, wages and benefits	661,240	52.4%	632,492	51.7%	1,955,220	51.8%	1,869,170	50.7%
Other operating expenses	262,337	20.8%	261,959	21.4%	778,698	20.6%	784,678	21.3%
Supplies expense	49,958	4.0%	50,947	4.2%	148,965	3.9%	149,967	4.1%
Depreciation and amortization	40,718	3.2%	38,574	3.2%	118,948	3.2%	113,083	3.1%
Lease and rental expense	11,931	0.9%	11,475	0.9%	36,489	1.0%	33,993	0.9%
Subtotal-operating expenses	1,026,184	81.3%	995,447	81.3%	3,038,320	80.5%	2,950,891	80.1%
Income from operations	236,288	18.7%	229,101	18.7%	736,231	19.5%	734,339	19.9%
Interest expense, net	397	0.0%	428	0.0%	1,234	0.0%	1,590	0.0%
Other (income) expense, net	1,721	0.1%	-	-	636	0.0%	-	-
Income before income taxes	$234,170	18.5%	$228,673	18.7%	$734,361	19.5%	$732,749	19.9%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended June 30, 2018.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
September 30, 2018 and 2017

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/18	09/30/17	% change	09/30/18	09/30/17	% change

Hospitals owned and leased	26	26	0.0%	324	298	8.7%
Average licensed beds	6,213	6,147	1.1%	23,612	23,173	1.9%
Average available beds	6,037	5,975	1.0%	23,528	23,093	1.9%
Patient days	336,093	324,697	3.5%	1,618,280	1,594,487	1.5%
Average daily census	3,653.2	3,529.3	3.5%	17,590.0	17,331.4	1.5%
Occupancy-licensed beds	58.8%	57.4%	2.4%	74.5%	74.8%	-0.4%
Occupancy-available beds	60.5%	59.1%	2.4%	74.8%	75.1%	-0.4%
Admissions	74,357	73,692	0.9%	122,212	116,301	5.1%
Length of stay	4.5	4.4	2.6%	13.2	13.7	-3.4%

Inpatient revenue	$6,009,303	$5,344,625	12.4%	$2,459,078	$2,257,231	8.9%
Outpatient revenue	3,694,389	3,199,066	15.5%	242,167	236,559	2.4%
Total patient revenue	9,703,692	8,543,691	13.6%	2,701,245	2,493,790	8.3%
Other revenue	99,094	113,346	-12.6%	51,096	50,143	1.9%
Gross hospital revenue	9,802,786	8,657,037	13.2%	2,752,341	2,543,933	8.2%
Total deductions	8,419,736	7,135,310	18.0%	1,489,869	1,294,348	15.1%
Net hospital revenue before provision for doubtful accounts	1,383,050	1,521,727	-9.1%	1,262,472	1,249,585	1.0%
Provision for doubtful accounts	0	204,979	-100.0%	0	25,037	-100.0%
Net hospital revenue	$1,383,050	$1,316,748	5.0%	$1,262,472	$1,224,548	3.1%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/18	09/30/17	% change	09/30/18	09/30/17	% change

Hospitals owned and leased	26	26	0.0%	285	285	0.0%
Average licensed beds	6,213	6,147	1.1%	22,787	22,394	1.8%
Average available beds	6,037	5,975	1.0%	22,703	22,311	1.8%
Patient days	336,093	324,697	3.5%	1,581,848	1,566,889	1.0%
Average daily census	3,653.2	3,529.3	3.5%	17,194.0	17,031.4	1.0%
Occupancy-licensed beds	58.8%	57.4%	2.4%	75.5%	76.1%	-0.8%
Occupancy-available beds	60.5%	59.1%	2.4%	75.7%	76.3%	-0.8%
Admissions	74,357	73,692	0.9%	120,981	115,138	5.1%
Length of stay	4.5	4.4	2.6%	13.1	13.6	-3.9%

Universal Health Services, Inc.
Selected Hospital Statistics
For the nine months ended
September 30, 2018 and 2017

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/18	09/30/17	% change	09/30/18	09/30/17	% change

Hospitals owned and leased	26	26	0.0%	324	298	8.7%
Average licensed beds	6,196	6,125	1.2%	23,371	23,121	1.1%
Average available beds	6,020	5,952	1.1%	23,288	23,116	0.7%
Patient days	1,028,589	981,946	4.8%	4,806,253	4,812,633	-0.1%
Average daily census	3,767.8	3,596.9	4.8%	17,605.3	17,628.7	-0.1%
Occupancy-licensed beds	60.8%	58.7%	3.6%	75.3%	76.2%	-1.1%
Occupancy-available beds	62.6%	60.4%	3.6%	75.6%	76.3%	-0.9%
Admissions	225,997	221,595	2.0%	362,661	353,773	2.5%
Length of stay	4.6	4.4	2.7%	13.3	13.6	-2.6%

Inpatient revenue	$18,535,079	$16,373,472	13.2%	$7,310,230	$6,689,368	9.3%
Outpatient revenue	11,169,376	9,780,173	14.2%	764,885	740,331	3.3%
Total patient revenue	29,704,455	26,153,645	13.6%	8,075,115	7,429,699	8.7%
Other revenue	297,452	352,788	-15.7%	152,274	154,501	-1.4%
Gross hospital revenue	30,001,907	26,506,433	13.2%	8,227,389	7,584,200	8.5%
Total deductions	25,769,234	21,860,350	17.9%	4,452,838	3,814,321	16.7%
Net hospital revenue before provision for doubtful accounts	4,232,673	4,646,083	-8.9%	3,774,551	3,769,879	0.1%
Provision for doubtful accounts	0	573,331	-100.0%	0	84,649	-100.0%
Net hospital revenue	$4,232,673	$4,072,752	3.9%	$3,774,551	$3,685,230	2.4%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/18	09/30/17	% change	09/30/18	09/30/17	% change

Hospitals owned and leased	26	26	0.0%	285	285	0.0%
Average licensed beds	6,196	6,125	1.2%	22,682	22,331	1.6%
Average available beds	6,020	5,952	1.1%	22,599	22,249	1.6%
Patient days	1,028,589	981,946	4.8%	4,726,831	4,697,839	0.6%
Average daily census	3,767.8	3,596.9	4.8%	17,314.4	17,208.2	0.6%
Occupancy-licensed beds	60.8%	58.7%	3.6%	76.3%	77.1%	-0.9%
Occupancy-available beds	62.6%	60.4%	3.6%	76.6%	77.3%	-0.9%
Admissions	225,997	221,595	2.0%	358,697	348,621	2.9%
Length of stay	4.6	4.4	2.7%	13.2	13.5	-2.2%